UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 8, 2014
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.		20071
(Address of principal executive offices)		(Zip Code)
(202) 334-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 8, 2014, Graham Holdings Company held its Annual Meeting of Stockholders. The following is a summary of the final voting results for each matter presented to stockholders.

Proposal 1: Election of Directors

The Company’s stockholders elected the eleven persons nominated as Directors of the Company as set forth below:

Class A Common Stock Nominees

	For	Withheld	Broker Non-Votes
Lee C. Bollinger	1,169,073	0	0
Barry Diller	1,169,073	0	0
David Goldberg	1,169,073	0	0
Donald E. Graham	1,169,073	0	0
Ronald L. Olson	1,169,073	0	0
G. Richard Wagoner, Jr.	1,169,073	0	0
Katharine Weymouth	1,169,073	0	0

Class B Common Stock Nominees

	For	Withheld	Broker Non-Votes
Christopher C. Davis	5,190,704	93,712	0
Thomas S. Gayner	4,971,595	312,821	0
Anne M. Mulcahy	5,032,498	251,918	0
Larry D. Thompson	5,265,578	18,838	0

Proposal 2: Approval of 2013 Compensation Awarded to Named Executive Officers

The Company’s Class A stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers for 2013, as set forth below:

Class A Common Stock

For	Against	Abstain	Broker Non-Votes
1,169,073	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company (Registrant)
Date: May 13, 2014	/s/ Veronica Dillon
(Signature) Veronica Dillon Senior Vice President, Secretary and General Counsel